Exhibit A
                                                            Page 1 of 3

                                MYR GROUP INC.
                          Consolidated Balance Sheet
                              As of June 30, 2002
                          --------------------------
                                   (Unaudited)




Assets

Current Assets:
   Cash and temporary cash investments                      $ 24,275,677
   Accounts receivable:
     Contract                                                 90,881,919
     Other                                                       997,629
   Other                                                      18,680,458
                                                             -----------
      Total current assets                                   134,835,683
                                                             -----------

Other Property & Investments:
   Nonutility plant, net                                      17,593,151
   Other investments                                           1,276,200
                                                             -----------

      Total Other Property & Investments                      18,869,351
                                                             -----------

Goodwill, net                                                 61,268,374
                                                             -----------

Deferred Debits and Other Assets                              10,448,000
                                                             -----------


      Total Assets                                          $225,421,408
                                                             ===========

                                                            Exhibit A
                                                            Page 2 of 3

                                MYR GROUP INC.
                          Consolidated Balance Sheet
                              As of June 30, 2002
                          ---------------------------
                                   (Unaudited)




Liabilities and Stockholder's Equity

Current Liabilities:
   Notes payable                                            $       -
   Accounts payable                                            6,868,973
   Accrued income taxes                                        4,680,971
   Other                                                      52,559,114
                                                             -----------

      Total current liabilities                               64,109,058
                                                             -----------

Non-Current Liabilities:
   Deferred income taxes                                       5,809,000
   Other                                                         307,393
                                                             -----------

      Total long-term liabilities                              6,116,393
                                                             -----------

Stockholder's Equity:
   Common stock & capital surplus                            150,000,000
   Retained earnings                                           5,195,957
                                                             -----------

      Total stockholder's equity                             155,195,957
                                                             -----------


      Total Liabilities and Stockholder's Equity            $225,421,408
                                                             ===========

                                                            Exhibit A
                                                            Page 3 of 3

                                MYR GROUP INC.
                       Consolidated Statement of Income
                  For the Twelve Months Ended June 30, 2002
                                   (Unaudited)





Operating Revenues                                          $624,142,299
                                                             -----------

Operating Expenses:
   Operation and maintenance expenses                        590,440,203
   Provision for depreciation and amortization                 5,363,810
   Income taxes                                                   16,438
                                                             -----------
      Total operating expenses                               595,820,451
                                                             -----------

Operating Income                                              28,321,848

Other Income & Deductions:
   Other income/(deductions)                                 (24,116,910)
   Taxes - other income & deductions                           6,845,633
                                                             -----------
      Total other income & deductions                        (17,271,277)
                                                             -----------

Income Before Net Interest Charges                            11,050,571

Net interest charges                                             217,400
                                                             -----------
Net Income                                                  $ 10,833,171
                                                             ===========